UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒ Filed by the Registrant

☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Cambium Networks Corporation

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cambium Networks Corporation

2000 Center Drive

Suite East A401

Hoffman Estates, Illinois 60192

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD June 6, 2024

TO OUR SHAREHOLDERS:

Notice is hereby given that the 2024 annual general meeting of shareholders (the “Annual Meeting”) of Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), will be held in a virtual-only format on June 6, 2024, at 10:00 a.m. Pacific Time, from the Company's offices located at 2550 N. 1st Street, Suite 480, San Jose, California 95131. The Annual Meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be held to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1.
the election of the two Class II directors and one Class I director named in the proxy statement;
2.
the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.
the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 10, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. In order to attend the Annual Meeting virtually, shareholders must register in advance at https://www.proxydocs.com/CMBM. You will be required to enter the control number found on your proxy card, voting instruction form or Notice of Electronic Availability that you previously received. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly before the Annual Meeting and of general company concern.

We encourage you to access the meeting prior to the start time. Online access will open approximately at 9:45 a.m. Pacific Time on June 6, 2024, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number included in the email you will receive before the meeting with your unique link allowing you to access the meeting. Should you need to vote during the meeting before voting closes, instructions on how to submit your vote will also be included in the email.

YOUR VOTE IS IMPORTANT.

You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting in virtual format only and to vote your shares during the meeting.

Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend virtually.

You can find detailed information regarding voting in the section entitled “Questions and Answers” on pages 2 through 6 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2024

The notice of the Annual Meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at https://www.proxydocs.com/CMBM.

By order of the board of directors

Sincerely,

Morgan C. Kurk

Chief Executive Officer

Hoffman Estates, Illinois – April 25, 2024

i

ii

CAMBIUM NETWORKS CORPORATION

2000 Center Drive
Suite East A401
Hoffman Estates, Illinois 60192

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2024

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the solicitation of proxies by our board of directors for use at our 2024 annual general meeting of shareholders to be held on June 6, 2024 (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held in a virtual-only format at 10:00 a.m. Pacific Time from the Company's offices located at 2550 N. 1st Street, Suite 480, San Jose, California 95131. Shareholders will not be able to attend the Annual Meeting in person, but are invited to attend virtually. In order to attend the Annual Meeting virtually, shareholders must register in advance at https://www.proxydocs.com/CMBM. During the registration process, shareholders will be able to submit questions and upon completion, will receive an email with a link to access the virtual meeting site and information regarding voting and asking questions during the meeting.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 available to our shareholders electronically via the Internet at https://www.proxydocs.com/CMBM. On or about April 25, 2024, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”), containing instructions on how to access this proxy statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), until the five year anniversary of our initial public offering on June 26, 2019. Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted, or disclosure relating to pay versus performance. We do not expect to be an emerging growth company for our 2025 annual general meeting of shareholders.

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are distributing our proxy materials because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our shareholders as of the record date. All shareholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our shareholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Shareholders will vote on two proposals at the Annual Meeting:

•
the election of two Class II directors and one Class I director named in this proxy statement; and
•
the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

We will also consider other business, if any, that properly comes before the Annual Meeting.

What happens if other business not discussed in this proxy statement comes before the meeting?

The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.

How does the board of directors recommend that shareholders vote on the proposals?

Our board of directors recommends that shareholders vote “FOR” the election of the Class II and Class I directors named in this proxy statement and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Who is entitled to vote?

The record date for the Annual Meeting is the close of business on April 10, 2024. As of the record date, 27,892,848 ordinary shares, par value $0.0001 per share, were outstanding. Only holders of record of our ordinary shares as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each shareholder is entitled to one vote for each share of our ordinary shares held by such shareholder on the record date.

What do I need for admission to the Annual Meeting?

Our Annual Meeting will be a virtual meeting of shareholders where shareholders will participate by accessing an Internet website. We believe that hosting a virtual meeting will facilitate shareholder attendance and participation at our Annual Meeting by enabling shareholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at

www.proxydocs.com/CMBM in advance of the meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

We will host the Annual Meeting live online and shareholders will not be able to attend the Annual Meeting in person. There will not be a physical meeting location. You may attend the Annual Meeting live online at www.proxydocs.com/CMBM. The webcast will start at 10:00 a.m., Pacific Time. You will need the control number included in your proxy materials in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of share ownership, are posted at www.proxydocs.com/CMBM. In order to attend the Annual Meeting virtually, shareholders must register in advance at https://www.proxydocs.com/CMBM prior to the meeting start time on June 6, 2024. During the registration process, shareholders will be able to submit questions and upon completion, will receive an email with a link to access the virtual meeting site and information regarding voting and asking questions during the meeting. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online check-in will begin at 9:45 a.m., Pacific Time on June 6, 2024, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 10:00 a.m., Pacific Time on June 6, 2024. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the number included in your proxy materials.

We designed the format of the online Annual Meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:

•
providing shareholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;
•
providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits; and
•
answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

How can I vote my shares without attending the Annual Meeting?

If you are a holder of record of ordinary shares of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on the Internet Notice or proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the Annual Meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by:

•
delivering to us (Attention: Corporate Secretary) at Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192;
•
delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•
attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Two). The election of two Class II directors and one Class I director (Proposal One) is a non-routine matter.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of the aggregate number of shares of our issued and outstanding ordinary shares entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

What vote is required to approve each matter to be considered at the Annual Meeting?

Proposal One: Election of Directors.

Our Amended and Restated Memorandum and Articles of Association provide for a plurality voting standard for the election of directors. The two directors receiving the highest number of “FOR” votes will be elected as Class II directors and the director receiving the highest number of “FOR” votes will be selected as Class I director. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors.

Proposal Two: Ratification of the Appointment of Grant Thornton LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024.

The affirmative vote of the majority of our ordinary shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received prior to the start time of the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one Internet Notice or proxy card?

If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our ordinary shares and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:

•
“FOR” the election of each of the two Class II nominees and one Class I nominee for director named in this proxy statement; and
•
“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•
will be counted as present for purposes of establishing a quorum;
•
will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Two); and
•
will not be counted in connection with the election of two Class II directors and one Class I director (Proposal One), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our board of directors knows of no matter to be presented at the Annual Meeting other than Proposals One and Two. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the expenses?

This proxy solicitation is being made on behalf of our board of directors. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.

Will a shareholder list be available for inspection?

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192 between the hours of 8:00 a.m. and 5:00 p.m. Central Time.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible shareholders who share a single address, unless we have received instructions to the contrary from any shareholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please send a request to: Cambium Networks Corporation, attention: General Counsel, c/o Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192, +1 (847) 264-2188. Similarly, you may also contact us at the address above if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

When are shareholder proposals and director nominations due for next year’s annual general meeting of the shareholders?

Our shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Memorandum and Articles of Association and the rules established by the SEC. Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2025 annual general meeting of shareholders, we must receive the proposal at our executive offices at 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192 not later than December 27, 2024. Proposals must comply with the proxy rules relating to shareholder proposals, in particular, Rule 14a-8 of the Exchange Act, to be included in our 2025 proxy materials.

Shareholders who wish to submit a proposal or director nomination for consideration at our 2025 annual general meeting of shareholders, but do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of such proposal or director nomination for receipt no earlier than February 7, 2025 and not later than March 8, 2025. Any such notice also must meet certain other requirements specified in our Amended and Restated Memorandum and Articles of Association.

Notices of any such proposal or director nomination should be addressed to the attention of our General Counsel, Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192 and we suggest that it be sent by certified mail, return receipt requested.

In addition to satisfying the requirement under our Amended and Restated Memorandum and Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2025.

Whom can I contact for further information?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our General Counsel at Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192.

MATTERS TO BE CONSIDERED AT THE ANNUAL GENERAL MEETING

PROPOSAL ONE

ELECTION OF TWO CLASS II DIRECTORS AND ONE CLASS I DIRECTOR

Controlled Company Status

We are a “controlled company” under Nasdaq rules because more than 50% of the voting power of our shares are held by Vector Cambium Holdings (Cayman), L.P. (“VCH, L.P.”) which, in turn, is owned by investment funds affiliated with Vector Capital, a leading global private equity firm (“Vector Capital”). We have relied upon the controlled company exemption relating to the board of directors and committee independence requirements under the Nasdaq listing rules. Pursuant to this exemption, we are exempt from the rules that would otherwise require that our board of directors consist of a majority of independent directors.

Shareholder Agreement

On June 26, 2019, we entered into the shareholder agreement (the “Shareholder Agreement”) between us and VCH, L.P. pursuant to which Vector Capital is entitled to nominate members of our board of directors as follows: so long as affiliates of Vector Capital own, in the aggregate, (i) more than 5% but up to 25% of our outstanding ordinary shares, Vector Capital will be entitled to nominate one director, (ii) more than 25% but up to 50% of our ordinary shares, Vector Capital will be entitled to nominate two directors or (iii) more than 50% of our ordinary shares, Vector Capital will be entitled to a number of directors proportionate to their voting interest.

Vector Capital currently holds approximately 51% of our outstanding ordinary shares. The directors currently on our board that were nominated by Vector Capital are Alexander Slusky and Robert Amen.

For more information on the Shareholder Agreement, see the section on “Certain Relationships and Related Party Transactions—Shareholder Agreement.”

General

Our board of directors currently consists of seven directors, who are divided into three classes with staggered, three-year terms. Our Amended and Restated Memorandum and Articles of Association provides that the authorized number of directors may be changed only by resolution of our board of directors. At the Annual Meeting, our shareholders will elect two Class II directors, whose terms will expire at the annual general meeting of shareholders to be held in 2027 and one Class I director, whose term will expire at the annual general meeting of shareholders to be held in 2026. Each of our current directors continues to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our board of directors nominated each of Robert Amen and Vikram Verma for election to our board of directors as Class II directors at the Annual Meeting and Morgan Kurk for election to our board of directors as Class I director at the Annual Meeting. Mr. Kurk, Mr. Amen and Mr. Verma currently serve on our board of directors and have consented to be named in this proxy statement and Mr. Amen and Mr. Verma have agreed to serve, if elected, until the 2027 annual general meeting of shareholders and Mr. Kurk has agreed to serve, if elected, until the 2026 annual general meeting of shareholders, and each until their successors have been duly elected and qualified or until their earlier resignation or removal.

Information Regarding Nominees and Continuing Directors

The following table sets forth information with respect to our directors, including the three nominees for election at the Annual Meeting:

Name	Age	Director Since	Board Committees
Class II Directors - Nominees for Election at the Annual Meeting
Vikram Verma	59	January 2019	Audit Committee, Compensation Committee
Robert Amen (Chairman)	50	August 2011	—
Class III Directors - Term Expiring at the 2025 Annual Meeting
Bruce Felt	66	May 2018	Audit Committee (Chair)
Kevin Lynch	55	June 2020	Audit Committee
Class I Directors - Term Expiring at the 2026 Annual Meeting
Atul Bhatnagar	66	April 2018	—
Alexander Slusky	56	August 2011	Compensation Committee (Chair)
Class I Director - Nominee for Election at the Annual Meeting
Morgan Kurk	54	August 2023	—

Additional biographical descriptions of the nominees and continuing directors are set forth in the text below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our board of directors at this time.

Board Nominees - Class II Directors

Robert Amen has served as a member of our board of directors since August 2011, as our Chairman of the Board since 2018 and a member of our Audit Committee from June 2019 to June 2020. Mr. Amen joined Vector Capital as an Associate in 1999 and became Managing Director in 2012. Before joining Vector Capital, Mr. Amen was a Business Development Manager at Microsoft Corporation and a Corporate Finance Analyst in the Technology practice at Montgomery Securities. Mr. Amen has a B.A. in history and economics from Stanford University and a M.B.A from The Wharton School.

We believe that Mr. Amen possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience as an investor in the technology industry and as a member of the board of directors of other private technology companies.

Vikram Verma has served as a member of our board of directors since January 2019 and serves on our audit and compensation committees. Mr. Verma served as Chief Executive Officer of 8x8, a cloud communication services company, from September 2013 to December 2020 and as a director of 8x8 from January 2012 to December 2020. From October 2008 through August 2013, Mr. Verma was President of Strategic Venture Development for Lockheed Martin. From 2006 through 2008, Mr. Verma was President of the IS&GS Savi Group, a division of Lockheed Martin. Prior to 2006, Mr. Verma was Chairman and Chief Executive Officer of Savi Technology through its acquisition by Lockheed Martin. Mr. Verma has served as a member of the board of directors of RAE Systems (acquired by Honeywell International), Blackfire (acquired by ROKU, Inc.) and Ping Identity Holding Corp. (acquired by Thoma Bravo). He currently serves on the board of directors of Cyara (Lead Independent Director), Zingtree, Genesis Digital, LLC (Executive Chairman, Board of Managers), SecureAuth Corporation (Chairman), TokenEX (Chairman), Employ.com (Chairman), and the Advisory Board of Wiliot, and previously served on the Board of Trustees of Florida Institute of Technology. Mr. Verma received a Bachelor of Science Electrical Engineering (B.S.E.E.) degree from Florida Institute of Technology, a Master of Science Electrical Engineering (M.S.E.) degree from the University of Michigan, and a graduate degree of Engineer in Electrical Engineering from Stanford University.

We believe that Mr. Verma possesses specific attributes that qualify him to serve as a member of our board of directors and a member of our audit and compensation committees, including his experience as a chief executive officer of public companies.

Board Nominee - Class I Director

Morgan Kurk has been our President and Chief Executive Officer and a member of our Board of Directors since August 2023. From September 2021 to April 2023 he was President, Personal Protection Equipment at Honeywell. Prior to that, Mr. Kurk held roles at CommScope, as Chief Technology Officer, Executive Vice President, and Executive Vice President of the Broadband Segment from April 2019 to July 2021, Chief Operating Officer from April 2018 to July 2021, Chief Technology Officer from October 2015 to January 2018, Senior Vice President, Wireless from April 2012 to October 2015, and Senior Vice President, Enterprise from November 2009 to July 2012. Mr. Kurk holds an M.S.E.E. Electromagnetics and Optics from the University of Michigan, and an M.B.A., Marketing and Finance from Northwestern University, Kellogg School of Management.

We believe that Mr. Kurk possess specific attributes that qualify him to serve as a member of our board of directors, including his executive leadership experience in the technology industry and specifically in the industries of wireless broadband, wi-fi and related industries in which we compete.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TWO CLASS II BOARD NOMINEES AND ONE CLASS I BOARD NOMINEE NAMED ABOVE.

Continuing Directors – Class I Directors

Atul Bhatnagar served as our President and Chief Executive Officer from February 2013 to August 2023. He has been chief executive officer of ExperienceFlow AI since November 2023. He has been on the board of directors of Cambium Networks, Ltd., the company through which we conduct our business, from September 2014 until August 2018. In connection with our IPO, Mr. Bhatnagar was appointed as a member of our board of directors in April 2018. Prior to joining us, Mr. Bhatnagar served as the President and Chief Executive Officer of Ixia, a company that provided test and measurement equipment and applications to maintain wireless and wireline computer networks, from March 2008 until May 2012. Mr. Bhatnagar holds a B.S. degree in Electrical Engineering from the Birla Institute of Technology and Sciences and a M.S. in Electrical Engineering from the University of New Mexico, Albuquerque.

We believe that Mr. Bhatnagar possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the wireless and wireline networking industry and the operational insight and expertise he has accumulated as a President and CEO of public companies.

Alexander R. Slusky has served as a member of our board of directors since August 2011. Mr. Slusky is the founder of Vector Capital, where he has served as Vector Capital’s Chief Investment Officer since 1997. Prior to joining Vector Capital, Mr. Slusky led the technology equity practice at Ziff Brothers Investments, a private investment firm. Before joining Ziff Brothers, Mr. Slusky was at New Enterprise Associates, a venture capital fund, focusing on investments in software, communications and digital media. Prior to New Enterprise Associates, Mr. Slusky was a consultant at McKinsey & Company. Mr. Slusky holds a B.A. in Economics from Harvard University and a M.B.A. from Harvard Business School.

We believe that Mr. Slusky possesses specific attributes that qualify him to serve as a member of our board of directors and the chair of our compensation committee, including his experience as an investor in the technology industry and as a member of the board of directors of other public and private companies.

Continuing Directors - Class III Directors

Bruce Felt has served as a member of our board of directors since May 2018 and is the chair of our audit committee. Mr. Felt served as the Chief Financial Officer of Domo, a cloud-based enterprise software company, from August 2014 to March 2023, and continues to serve as an Advisor to Domo. From June 2012 to June 2014, Mr. Felt served as the Chief Financial Officer of Ten-X, an online real estate marketplace. From October 2006 to June 2012, Mr. Felt served as the Chief Financial Officer of SuccessFactors, a cloud-based human capital management software company. Mr. Felt is currently a member of the board of directors of Betterworks, a human capital management software company, and Human Interest, a provider of retirement plans for small and medium sized businesses. Mr. Felt was a member of the board of directors of Evolent Health, a healthcare services company from June 2015 to January 2021, and Yodlee, a provider of financial applications, from March 2014 until November 2015. Mr. Felt holds a B.S. in accounting from the University of South Carolina and a M.B.A. from Stanford University Graduate School of Business.

We believe that Mr. Felt possesses specific attributes that qualify him to serve as a member of our board of directors and the Chair of our audit committee, including his experience as a chief financial officer and a member of the board of directors of public and private companies.

Kevin Lynch has served as a member of our board of directors since June 2020 and serves on our audit committee. Mr. Lynch, has, from January 2011 to present, managed all investing and tax planning for the Lynch Family Office. From March 2001 to December 2010, Mr. Lynch was a partner at Jana Partners LLC, a value-oriented, event-driven fund with a sub-strategy of activist investing and was a member of the investment committee. From August 1999 to March 2001, Mr. Lynch was an associate with Sagaponack Partners LP, a private equity investment firm, from January 1995 to August 1997 he was an associate with the private equity investment firm Cornerstone Equity Investors LLC and from 1990 to 1995, Mr. Lynch worked in various accounting and investment areas of Prudential Financial, Inc. From March 2016 to March 2019, Mr. Lynch was a member of the board of directors of the Investment Technology Group, Inc., and served on the capital committee from 2016 to 2019 and the audit committee from 2018 to 2019, when the company was acquired by Virtu Financial, Inc. in March 2019. Mr. Lynch holds a B.S. in finance from Penn State University and an M.B.A. from Columbia Business School. He is a Chartered Financial Analyst and a member of the CFA Institute.

We believe that Mr. Lynch possesses specific attributes that qualify him to serve as a member of our board of directors and a member of our audit committee, including his experience as an investor in technology and other growth companies, his experience in accounting and investment advisory services and as a member of the board of directors of a public company.

Skills, Experience and Commitment to Diversity

Our priority in selection of board members is identification of members who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape. Although we have no formal policy regarding board diversity, our board of directors recognizes the importance and the value of diversity and seeks directors with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity.

Board Diversity Matrix

In accordance with Nasdaq’s board diversity listing standards, we are also disclosing aggregated statistical information about the members of our board of directors as voluntarily identified to us by each of our directors.

Board Diversity Matrix (as of April 10, 2024)
Total Number of Directors:	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	7	—	—
Part II: Demographic Background	—	—	—	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

CORPORATE GOVERNANCE

Controlled Company Exemption

We rely on the controlled company exemption under the Nasdaq corporate governance rules, including exemptions from certain corporate governance requirements such as requirements that:

•
a majority of our board of directors consists of “independent directors,” as defined under the rules of Nasdaq;
•
the compensation of our executive officers be determined, or recommended to the board of directors for determination, by majority vote of the independent directors or by a compensation committee comprised solely of independent directors;
•
director nominees be selected, or recommended to the board of directors for selection, by majority vote of the independent directors or by a nomination committee comprised solely of independent director;
•
the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•
the compensation committee be composed entirely of independent directors; and
•
there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

These exemptions do not modify the independence requirements for our audit committee, which require that our audit committee be comprised exclusively of independent directors.

Board of Directors’ Role in Risk Oversight

Our board of directors takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of shareholder value. Our board of directors believes that its oversight of the executive team’s management of risks confronting the Company is one of its most important areas of responsibility, and directly oversees corporate and product strategy, executive succession planning, and other matters reserved to the full board. In addition the full board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position and the impact of our operations on our cost structure. In addition, our board of directors reviews and assesses risks associated with a potential global recession, cybersecurity events, the increasing use of artificial intelligence and generative AI tools, excess and obsolete inventory, declining sales, and the impact of the political tensions, including the conflict in Russia, Belarus and Ukraine, the conflict in the Middle East and between Israel and Hamas, as well as the relationship between the U.S. and China, and discusses these risks with management. Our board of directors’ approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Our board of directors oversees the environmental, social and governance initiatives relevant to our Company and the associated risks.

Certain committees of our board of directors actively manage risk within their given purview and authority.

•
Our audit committee has primary responsibility for assisting the board with risk oversight and has the responsibility for overseeing our major financial, legal and regulatory risk exposures, which span a variety of areas including privacy and data security, environmental, social and governance initiatives and disclosure, legal and regulatory compliance, reputational and policy matters, financial reporting and cybersecurity, as well as risks associated with our internal control over financial reporting and any weaknesses in these controls. Our audit committee also oversees the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk and related compliance efforts.
•
Our compensation committee evaluates risks arising from compensation policies and practices and maintains oversight of the design and administration of compensation programs and policies.

•
Each of our committees provides reports to the full board of directors regarding these and other matters.

Management, led by our CEO and executive team, implements and supervises day-to-day risk management processes and reports to the board and its committees on significant matters.

Board Leadership Structure

Currently, the roles of chairman of the board of directors and chief executive officer, or “CEO”, are separated. Our board believes that having separate positions is appropriate for us at this time and demonstrates our commitment to good corporate governance. Our board has elected Mr. Amen chairman of the board and believes that he is the person best positioned to ensure that the time and attention of our Board is focused on the matters most critical to our business, including management oversight and risk assessment as a result of his in-depth knowledge of our business, opportunities and challenges. Our CEO is then better able to focus on our day-to-day business and corporate strategy, meet with investors, and convey management's perspective to the board. Our board of directors believes that this current leadership structure provides effective independence oversight of management and best serves the shareholders.

Meetings of the Board of Directors

Our board of directors held seven (7) meetings and acted by written consent two (2) times during the year ended December 31, 2023. During 2023, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the board of directors and each committee of which he was a member. Each director is also encouraged to attend the Company’s Annual Meeting. Mr. Amen, Mr. Felt, Mr. Lynch, and Mr. Bhatnagar attended our annual general meeting in 2023.

Committees of the Board of Directors

Our board of directors has established an audit committee and a compensation committee. We are relying on the controlled company exemption under the Nasdaq rules that do not require us to form a nominating and corporate governance committee at this time, and the independent members of our board of directors are responsible for nominations.

Each committee operates pursuant to a written charter that has been approved by our board of directors. A copy of the current charter for each of the audit committee and compensation committee is available on our website at www.cambiumnetworks.com. We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement. The audit committee met four (4) times in 2023 and acted by written consent three (3) times, and the compensation committee met seven (7) times and acted by written consent two (2) times in 2023. The members of the audit committee and compensation committee are noted in the table below:

Audit Committee	Compensation Committee
Bruce Felt (Chair)	Alexander Slusky (Chair)
Vikram Verma	Vikram Verma
Kevin Lynch

Audit Committee

Our audit committee consists of Bruce Felt, Vikram Verma and Kevin Lynch, with Mr. Felt serving as the chair. Our board of directors has determined that each of Messrs. Felt, Verma and Lynch are independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has also determined that Mr. Felt is an “audit committee financial expert” as defined by the applicable SEC rules and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq.

In accordance with our audit committee charter, our audit committee is responsible for, among other things:

•
overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;
•
evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•
engaging and providing for the compensation of the independent registered public accounting firm;
•
approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
reviewing our consolidated financial statements;
•
reviewing our critical accounting policies and estimates and internal controls over financial reporting;
•
discussing with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly consolidated financial statements;
•
aiding the board in matters of risk management including privacy and data security;
•
reviewing our environmental, social and governance initiatives; and
•
such other matters that are specifically designated to the audit committee by our board of directors from time to time.

Our audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Compensation Committee

Our compensation committee consists of Alexander Slusky and Vikram Verma, with Mr. Slusky serving as chair. We rely on certain exemptions afforded to controlled companies under the Nasdaq corporate governance rules, which exempt us from the requirement that we have a compensation committee composed entirely of independent directors. We intend to comply with future requirements to the extent they become applicable to us. We believe the inclusion of Mr. Slusky, a non-independent director, as chairman of our compensation committee is in the best interests of our company and shareholders, because Mr. Slusky has relevant skills and experience that makes him qualified to research, assess and recommend executive compensation plans, and create competitive retention strategies, balancing our financial goals with investor expectations as a result of his role working with various portfolio companies of Vector Capital, where he is Chief Investment Officer.

In accordance with our compensation committee charter, our compensation committee is responsible for, among other things:

•
reviewing and approving policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers;
•
evaluating the performance of the Chief Executive Officer and other senior officers in light of those goals and objectives;
•
setting compensation of the Chief Executive Officer and other senior officers based on such evaluations;
•
administering the issuance of options and restricted share units and any other equity awards under our equity-based incentive plans; and
•
such other matters that are specifically designated to the compensation committee by our board of directors from time to time.

The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. The compensation committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2023, none of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which establishes the standards of ethical conduct applicable to all of our directors, officers and employees, and a code of ethics for senior financial officers that applies to our Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller and persons performing similar functions. A copy of our code of business conduct and ethics is posted on our website, www.cambiumnetworks.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of the code. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Prohibition on Hedging and Pledging of Company Securities

The Company has a policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Director Nomination Process

Our full board of directors is responsible for identifying individuals qualified to serve as directors, and for selecting nominees for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate. The process followed by our board of directors to identify and evaluate director candidates includes requests to other board members as well as other existing contacts for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. Our board may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Shareholders may recommend individuals for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow our board of directors to properly evaluate the potential director candidate and the number of our shares beneficially owned by the shareholder proposing the candidate. See the Questions and Answers above on page 6 of this proxy statement “When are shareholder proposals due for next year’s annual general meeting of shareholders” for the process to submit nominations. Assuming that biographical and background material has been provided on a timely basis, any recommendations received from shareholders will be evaluated in the same manner as other potential nominees considered by our board of directors. If our board of directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for our next annual meeting of shareholders.

Shareholder Communications

Any shareholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o Corporate Secretary, Cambium Networks Corporation, 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192. The communication must include the shareholder’s name, address and an indication that the person is our shareholder. The Corporate Secretary will review any communications received from shareholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter.

Delinquent Section 16(a) Reports

The members of our board of directors, executive officers and beneficial holders of more than ten percent (10%) of the outstanding ordinary shares are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2023 fiscal year transactions in our ordinary shares and their ordinary shares holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent (10%) beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than executive officer and director compensation arrangements discussed in the section titled “Executive compensation,” below we describe transactions since January 1, 2023 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our ordinary shares, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Transactions with Vector Capital and its Affiliates

Shareholder Agreement

We entered into a Shareholder Agreement (the “Shareholder Agreement”) with VCH, L.P. upon the effectiveness of our initial public offering in June 2019. Pursuant to this Shareholder Agreement, Vector Capital is entitled to nominate members of our board of directors as follows: so long as affiliates of Vector Capital own, in the aggregate, (i) more than 5% but up to 25% of our outstanding ordinary shares, Vector Capital will be entitled to nominate one director, (ii) more than 25% but up to 50% of our ordinary shares, Vector Capital will be entitled to nominate two directors or (iii) more than 50% of our ordinary shares, Vector Capital will be entitled to a number of directors proportionate to their voting interest.

Registration rights

Pursuant to the Shareholder Agreement, we have granted certain registration rights to Vector Capital. Set forth below is a description of the registration rights granted under the Shareholder Agreement.

Demand registration rights

Vector Capital may request in writing that we effect a registration statement of its registrable securities on Form S-1; provided that we shall not be obligated to effect such requested registration if (x) it is for a public offering of ordinary shares reasonably anticipated to have an aggregate offering price to the public of less than $10,000,000 or (y) we then meet the eligibility requirements applicable to use the Form S-3 in connection with such registration and are able to effect such requested registration on Form S-3. We shall be obligated to effect no more than three Form S-1 registrations pursuant to the demand registration rights that have been declared and ordered effective.

Form S-3 registration rights

Vector Capital may request in writing that we effect a registration statement of its registrable securities on Form S-3; provided that the shares to be sold under such Form S-3 is reasonably anticipated to have an aggregate offering price to the public equal to or greater than $10,000,000.

Piggyback registration rights

If we propose to file a registration statement for a public offering of our securities, subject to certain exceptions, we shall notify all holders of registrable securities and afford them an opportunity to include in the registration all or any part of their registrable securities that each such holder has requested to be registered.

Expenses of registration

Subject to certain exceptions such as withdrawal of the registration by the securityholders, we will pay all expenses (other than underwriting discounts and commissions) in connection with the demand registration, Form S-3 registration and piggyback registration including, among others, all registration and filing fees, printers’ and accounting fees, fees and disbursements of counsel for us, reasonable fees and disbursements of a single special counsel for the holders.

Termination of registration rights

The registration rights discussed above shall terminate as follows on the earlier of (i) the date on which all registrable securities have been sold or otherwise cease to be registrable securities as defined by the Shareholder Agreement and (ii) as to Vector Capital, the date on which it beneficially owns less than 1% of the total voting power of the Company. The rights of Vector Capital to request registration pursuant to a registration statement on Form S-1 shall terminate on the date on which Vector Capital no longer beneficially owns at least 10% of the total voting power.

Limitations on subsequent registration rights

From and after the date of the Shareholder Agreement, we shall not without the prior written consent of Vector Capital (i) enter into any agreement with respect to the Company's ordinary shares that is inconsistent with or violates the rights granted to the holders of registrable securities under the Shareholder Agreement nor (ii) grant to any other person any shelf, demand, piggyback or incidental registration rights that are or senior to the rights granted to Vector Capital.

The summary of the Shareholder Agreement contained in this proxy statement is qualified by reference to the Shareholder Agreement, a copy of which was filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 13, 2018.

Value Creation Initiatives

We entered into a Value Creation Agreement with the Value Creation Team of Vector Capital Management, L.P. Pursuant to this agreement, the Vector Capital Value Creation Team provided consulting, operational and management services to us in connection with (a) onboarding of our new chief executive officer, including advisory services related to the business, competitive landscape, research and development and go to market strategies, (b) cost optimization and restructuring advice, and (c) 2024 budgeting and planning and the creation of a three-year operating plan. Under this agreement, we paid Vector Capital Management, L.P. $354,470 in 2023 for fees and costs.

Transactions between Vector Capital and Executive Officers

Mr. Andrew Bronstein received compensation from Vector Capital during 2023 from his ongoing services as an operating partner and retained a carried interest in certain Vector Capital funds that he acquired prior to his employment with us. Mr. Bronstein’s employment with us terminated as of February 2, 2024.

Transactions with Executive Officers and Directors

Indemnification Agreements with Officers and Directors

We have entered into indemnification agreements with all of our executive officers and directors. Each indemnification agreement provides that we will indemnify the director or executive officer, as the case may be, to the fullest extent permitted by law for claims arising in his or her capacity as our director or executive officer, as the case may be, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against a director or such officer, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

Employment Agreements

We have entered into agreements containing compensation, termination and change of control provision, among others, with certain of our executive offices as described in the section entitled “Executive compensation—Employment agreements and Potential payments upon termination or change-in-control” below.

Policies and Procedures for Related Person Transactions

Related person transactions, which we define as all transactions involving an executive officer, director or a holder of more than 5% of our shares, including any of their immediate family members and any entity owned or controlled by such persons, are reviewed and approved by the audit committee of our board of directors and a majority of disinterested directors on our board.

In any transaction involving a related person, our audit committee and board of directors considers all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s independence; the risks, costs and benefits of the transaction to us; and whether any alternative transactions or sources for comparable services or products are available.

After considering all such facts and circumstances, our audit committee and board of directors determine whether approval or ratification of the related person transaction is in our best interests. For example, if our audit committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our board of directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or the Nasdaq listing requirements.

The policies and procedures described above for reviewing and approving related person transactions are set forth in our Policy for Approval of Related Party Transactions. In addition, the charter for our audit committee provides that one of the committee’s responsibilities is to review and approve in advance any proposed related person transactions.

Pursuant to the written charter of our audit committee, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related person transactions involving a principal shareholder, a member of the board of directors, senior management or an immediate family member of any of the aforementioned individuals. In addition, our Code of Business Conduct and Ethics requires that our officers and employees avoid taking for themselves personally opportunities that are discovered through the use of our property, information or position or use of our property, information or position for personal gain.

DIRECTOR COMPENSATION

Our directors who are not also our officers or employees are eligible to receive cash compensation for their service on our board of directors. In addition, all directors have received equity awards with respect to our ordinary shares, and such awards represent an annual component of our director compensation program.

During 2023, our board of directors approved the board compensation program payable to non-employee members of the board, consisting of an annual cash compensation for members of the board as set forth below. After considering market practices, our board of directors modified the Company's non-employee director compensation program from the 2022 program to reduce the retainer for the Compensation Committee chair from $25,000 to $15,000 and add an Audit Committee retainer for members equal to $10,000.

Annual Cash Compensation Elements	Amount
Board Retainer	$50,000
Audit Committee Retainer (Chair)	$25,000
Audit Committee Retainer (Other Members)	$10,000
Compensation Committee Retainer (Chair)	$15,000

All retainers are paid annually in four equal installments at the commencement of each calendar quarter and, if applicable, are prorated based upon board or chair service during the calendar year. All non-employee members of the board, including any member affiliated with Vector Capital, are entitled to board fees; provided that, Mr. Atul Bhatnagar, our former President and Chief Executive Officer, and Morgan Kurk, our current President and Chief Executive Officer, do not receive compensation for their service on our board of directors. Please see the “2023 Summary Compensation Table” for a summary of the compensation received by Messrs. Kurk and Bhatnagar with respect to 2023.

In addition, on September 23, 2023, the board approved equity awards to each of Robert Amen, Alexander Slusky, Bruce Felt and Vikram Verma in the form of options to acquire 80,000 ordinary shares of the Company, as previous awards made to each of them had fully vested. The board also approved the grant to Kevin Lynch, whose initial award had not yet fully vested, of options to acquire 60,000 ordinary shares of the Company. Each of these option awards vest as to 25% of the award on the one-year anniversary of the date of grant, with the remaining 75% vesting in equal quarterly amounts over the 36 months following the initial vesting date, in each case subject to continued service with the Company as a member of its board. All such options will fully vest in the event of a change in control of the Company.

The board also granted options to acquire 21,588 and 11,608 ordinary shares of the Company to Mr. Felt and Mr. Verma, respectively, with all such options fully vested on the date of grant. These awards were made as compensation for the period of time between full vesting of the initial option awards made to each of Mr. Felt and Mr. Verma in prior years, and the date of the awards made as described above.

In addition to the above, we reimburse our directors for their reasonable out-of-pocket expenses to attend board and committee meetings.

2023 Director Compensation Table

The following table sets forth the 2023 director compensation received by our non-employee directors:

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	All other compensation ($)	Total ($)
Robert Amen	50,000	407,016	—	457,016
Alexander R. Slusky	65,000	407,016	—	472,016
Bruce Felt	75,000	516,849	—	591,849
Vikram Verma	60,000	466,074	—	526,074
Kevin Lynch	60,000	305,262	—	365,262
(1)
Amounts reported in this column reflect the aggregate grant date fair value of options awarded to each non-employee director, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC 718”). See Note 9 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023

(the “Consolidated Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2023, our non-employee directors had equity awards outstanding with respect to the following number of shares: Mr. Amen 110,000 options, of which 30,000 are fully vested; Mr. Slusky  110,000 options, of which 30,000 are fully vested; Mr. Felt  161,588 options, of which 81,588 are fully vested; Mr. Verma 151,608 options, of which 71,608 are fully vested; and Mr. Lynch 120,000 options, of which 56,250 are fully vested.

EXECUTIVE OFFICERS

The executive officers of the Company are elected each year at the meeting of our Board, which precedes the annual general meeting of shareholders, and at other Board meetings, as appropriate. As of April 10, 2024, the executive officers of the Company were as follows:

Name	Age	Position(s)
Morgan Kurk	54	President and Chief Executive Officer and Director
Jacob Sayer	54	Chief Financial Officer
John Becerril	57	Global Controller and former Interim Chief Financial Officer
Raymond de Graaf	57	Senior Vice President, Operations
Scott Imhoff	55	Senior Vice President, Product Management
Archana Nirwan*	48	Chief Human Resources Officer
Sally Rau	65	Senior Vice President, Chief Legal Officer
Bryan Sheppeck	58	Senior Vice President, Global Sales
Vibhu Vivek	56	Senior Vice President, Products

*On April 19, 2024, the Company and Ms. Nirwan agreed that she would depart from the Company, with an expected departure date of no later than the fourth quarter of 2024, in order to assist with the transition of her duties.

Executive officers

Morgan Kurk has been our President and Chief Executive Officer and a member of our Board of Directors since August 2023. From September 2021 to April 2023 he was President, Personal Protection Equipment at Honeywell. Prior to that, Mr. Kurk held roles at CommScope, as Chief Technology Officer, Executive Vice President, and Executive Vice President of the Broadband Segment from April 2019 to July 2021, Chief Operating Officer from April 2018 to April 2019, Chief Technology Officer from October 2015 to January 2018, Senior Vice President, Wireless from April 2012 to October 2015, and Senior Vice President, Enterprise from November 2009 to July 2012. Mr. Kurk holds an M.S.E.E. Electromagnetics and Optics from the University of Michigan, and an M.B.A., Marketing and Finance from Northwestern University, Kellogg School of Management.

We believe that Mr. Kurk possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the wireless and wireline networking industry and the operational insight and expertise he has accumulated as our President and CEO.

Jacob Sayer has served as our Chief Financial Officer since April 8, 2024. Prior to joining the Company, he held a variety of roles at Sensata Technologies Holdings plc from May 2012 to March 2024, including Vice President, Finance – Investor Relations from April 2020 to March 2024, Vice President, Finance – CFO, Industrial, Aerospace and Heavy Vehicle Business Units from January 2019 to April 2020, Vice President, Finance – CFO, Automotive Sensors Business Unit from January 2016 to January 2019, Treasurer and Vice President Investor Relations from November 2014 to January 2016 and Vice President of Investor Relations an Global Communications from May 2012 to November 2014. From 2009 to 2012, Mr. Sayer was Vice President, Corporate Development, Treasure and Investor Relations at Avago Technologies Limited (now a part of Broadcom Inc.) and from 2005 to 2009 he was Managing Director – Corporate Finance Investment Banking at Bryan, Garnier & Co. Ltd. & Libertas Capital Group, plc. Prior to that, Mr. Sayer held various investment banking roles at UBS Investment Bank, Donaldson, Lufkin & Jenrette International, Cowen & Company and Merrill Lynch & Co. Mr. Sayer holds a B.S. in Mathematics and Economics from Tulane University, and an M.B.A., from University of California, Berkeley, Haas School of Business.

John Becerril, has been our Global Controller and Chief Accounting Officer since September 2022, and served as our Interim Chief Financial officer from February 2, 2024 to April 8, 2024. Mr. Becerril joined the Company from Elkay Manufacturing, a privately held global plumbing products manufacturing company where he was senior director and corporate controller from February 2019 to the present. Elkay Manufacturing recently merged with Zurn Water Solutions to create Zurn Elkay Water Solutions. From May 2018 to February 2019 Mr. Becerril was corporate controller at Durvant, LLC, a global packaging equipment manufacturing company, and from May 2004 to May 2018, he held various positions of increasing responsibility for accounting and finance with Cabot Microelectronics Corporation, a publicly traded company and leading supplier of CMP polishing slurries and CMP pad supplier to the semiconductor industry, including director of accounting from July 2013 to May 2018 and assistant corporate controller from March 2007 to July 2013. Mr. Becerril holds a B.S. degree in Accounting from Northeastern Illinois University, Chicago, and an M.B.A. from Loyola University of Chicago, Quinlan School of Business, and is a Certified Public Accountant.

Raymond de Graaf has served as our Senior Vice President, Operations since September 2015. Prior to joining us, Mr. de Graaf was Vice President of Operations at Ixia from January 2008 until February 2015 and served as Senior Vice President of Operations at Ixia until August 2015. Mr. de Graaf holds a B.S. in Logistics Engineering and Business Administration from NHTV International Hogeschool Breda, a graduate degree in Global Business Administration from Nyenrode University, and a global executive M.B.A from Duke University’s Fuqua School of Business.

Scott Imhoff has served as our Senior Vice President, Product Management since July 2016. Mr. Imhoff joined us in October 2011 from Motorola Solutions and served in a variety of business development positions, including Director of Business Development, Vice President of Global Partner Development, and Vice President and Senior Vice President of Product Management. Mr. Imhoff holds a B.S. in Economics from Iowa State University and a M.B.A. from Lake Forest Graduate School of Management.

Archana Nirwan has served as our Chief Human Resources Officer since April 2023. Previously, Ms. Nirwan served as Vice President, Human Resources at Qualcomm, Inc. from June 2021 to April 2023, as Senior Director, HRBP—Engineering from May 2017 to May 2021, and as Head of Human Resources—Qualcomm India, from May 2016 to May 2018, and as HR Lead—Qualcomm Bangalore Design Centre, from April 2010 to April 2016. Prior to her work at Qualcomm, Ms. Nirwan was a Senior Manager—Human Resources, at Fidelity Investments from March 2003 to March 2010. Ms. Nirwan holds a B.A. in Economics from Nowrosjee Wadia College, Pune, and a Masters, Business Administration from Pune University.

Sally Rau has served as our General Counsel from February 2015 to March 2024 and as our Chief Legal Officer since April 2024. In the intervening period between 2014 and 2015, Ms. Rau was a consultant for law firms in the San Francisco Bay Area. Prior to 2014, Ms. Rau served as General Counsel of Velti, a provider of mobile marketing and advertising technology and solutions, a position she held from August 2010 until December 2013. From June 1998 until September 2010, Ms. Rau was a lawyer, and, from 2000 a partner, at DLA Piper LLP, a global law firm. Ms. Rau holds a B.A. in History from the University of California, Berkeley, and a J.D. from the University of Oregon School of Law. Ms. Rau is a member of the State Bar of California.

Bryan Sheppeck has served as our Senior Vice President, Global Sales since January 2015. Previously, Mr. Sheppeck served as a Senior Vice President of global sales and Executive Vice President of worldwide sales at Aspect Software, a call center and customer service company, from December 2012 through May 2014. Mr. Sheppeck holds a B.S. in industrial engineering from Worcester Polytechnic Institute and a M.B.A. from George Washington University.

Vibhu Vivek has served as our Senior Vice President, Products since June 2013. Prior to joining us, he served as Senior Director of Engineering from January 2007 to November 2008, and Vice President of Engineering from November 2008 until June 2013, for the Enterprise Network and Communications Business Unit within Motorola Solutions. Mr. Vivek holds a B.S. in engineering from the Indian Institute of Technology Delhi, a M.S. in engineering from Indian Institute of Technology and a M.S. in civil engineering from the University of Maine.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted, nor provide the disclosure relating to pay versus performance.

Overview

This section provides a discussion of the compensation paid or awarded to our President and Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2023, and Atul Bhatnagar, who served as our President and Chief Executive Officer until August 1, 2023. We refer to these individuals as our “named executive officers.” For 2023, our named executive officers were:

* Morgan Kurk, President and Chief Executive Officer and Director
* Archana Nirwan, Chief Human Resources Officer
* Bryan Sheppeck, Senior Vice President, Global Sales
* Atul Bhatnagar, Former President and Chief Executive Officer and Director

Our current executive compensation program is intended to align executive compensation with our business objectives and with the interests of our shareholders, and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our named executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices, the overall financial success of the Company, and our ability to meet shareholder objectives. We provide each of our named executive officers with an annual base salary, annual incentive compensation and long-term incentives. The details of our 2023 executive compensation program are discussed below.

Compensation of Named Executive Officers

Base salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. In 2023, annual base salaries for Mr. Kurk, Ms. Nirwan and Mr. Sheppeck were $500,000 prorated based on his date of hire, $340,000 prorated based on her date of hire, and $321,000, respectively. Mr. Bhatnagar also received a base salary at an annual rate of $500,000 during the period he served as our President and Chief Executive Officer. Please see the “Salary” column in the 2023 Summary Compensation Table for the base salary amounts received by each named executive officer in 2023.

Annual incentive compensation

We provide members of our senior leadership team with annual cash incentive compensation, either through our annual incentive program or through a commissions-based program for members of our sales team.

Annual incentive compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our annual incentive program provides variable compensation based on the achievement of performance goals established by the compensation committee at the beginning of each fiscal year. Under the 2023 annual incentive compensation program applicable to Messrs. Bhatnagar and Kurk, and Ms. Nirwan, variable compensation was payable based on the achievement of certain corporate financial performance measures relating to revenues and earnings per share (EPS) per adjusted (non-GAAP) fully diluted shares as reported by the Company in its year-end financial results. The weighting of targets was set at 40% on achievement of the revenue target and 60% on achievement of the EPS target. The minimum achievement of target goals resulting in payment under the goal was 80% achievement of the revenue target and 80% achievement of the EPS target.

Mr. Sheppeck’s variable compensation for 2023 was delivered through a commission-based program, payouts under which were also based on the achievement of quarterly revenue and an annual EPS target, with revenue weighted 70% and EPS weighted 30%. Revenue targets under the commissions-based program were higher than targets under the corporate cash incentive program, but have a lower minimum threshold for partial payout than the revenue targets under our annual incentive program applicable to other executive officers not participating in the sales commission plan.

For 2023, the variable compensation opportunities for Mr. Bhatnagar, Mr. Kurk and Ms. Nirwan were 100%, 100% and 45% of their respective base salaries. Pursuant to the terms of his separation agreement, Mr. Bhatnagar was eligible for a prorated annual bonus for 2023 based on actual performance, as described below. Following the end of 2023, the compensation committee reviewed our achievements against the revenue and EPS financial performance measures and determined that we did not meet target levels of achievement. However, pursuant to the terms of their respective offer letters, each of Mr. Kurk and Ms. Nirwan received a guaranteed payout equal to 100% of his or her target cash incentive opportunity, respectively, prorated for the actual time served as an executive officer during 2023. These guaranteed payouts of cash incentive payments were paid to Mr. Kurk and Ms. Nirwan in March 2024. No other executive officer received a cash incentive payment under the corporate cash incentive program for 2023.

The variable compensation opportunity for Mr. Sheppeck was 100% of his base salary at full achievement of target metrics. As a result of our failure to meet target metrics, Mr. Sheppeck did not earn his full target commissions for 2023. Based on payouts under the revenue-based targets, he earned commission equal to 43% of his 2023 total target commission. Mr. Sheppeck did not earn any portion of the cash incentive commission based on the achievement of EPS targets.

Please see the “Non-Equity Incentive Plan Compensation” column in the 2023 Summary Compensation Table for the annual incentive amount received by Mr. Sheppeck with respect to 2023 and please see the “Bonus” column in the 2023 Summary Compensation Table for the guaranteed bonuses received by Mr. Kurk and Ms. Nirwan pursuant to their respective offer letters.

Equity Compensation

To further align the interests of our executive officers with the interests of our shareholders and to further focus our executive officers on our long-term performance, we include equity compensation as a key component of our executive compensation program. In 2023, equity compensation was delivered to our named executive officers in the form of share options, service-based restricted share units (“RSUs”) and performance-based restricted share units (“PSUs”), each of which are viewed as supporting our “pay for performance” culture and aligned with our shareholders’ interests as share options will have no value unless our share price increases from the date of grant, RSUs will fluctuate in value based on our share price and the PSUs only vest upon achievement of certain EPS targets. Equity awards in the form of share options and RSUs were granted to Mr. Kurk and Ms. Nirwan as part of their compensation packages upon being newly hired by the Company as Chief Executive Officer and Chief Human Resources Officer, respectively. Mr. Sheppeck received a PSU award that was scheduled to vest based upon achievement of 2023 EPS targets and another PSU award that is scheduled to vest based upon achievement of 2024 EPS targets, as well as a share option award as an annual refresh award. As the Company failed to meet the EPS targets of the PSU awarded to Mr. Sheppeck based on 2023 EPS results, that PSU award was forfeited upon our release of our 2023 financial results. No time-based share options or RSUs were awarded to Mr. Bhatnagar during 2023, although performance-based share options were awarded to him which were scheduled to vest based on 2023 and 2024 EPS targets, these performance-based share options were forfeited on the date of termination of his employment pursuant to the terms of his separation agreement.

The table below sets forth the grant date fair value of the equity awards granted to each of the named executive officers during 2023.

Named Executive Officer	Time-Based Share Options ($)	RSUs ($)	PSUs/ Performance-Based Share Options ($) (5)
Morgan Kurk (1)	2,929,809	911,000	—
Archana Nirwan (2)	475,954	460,800	—
Bryan Sheppeck (3)	82,543	—	—
Atul Bhatnagar (4)	—	—	—

(1)
Share options for 500,000 shares and RSUs with respect to 100,000 shares were awarded to Mr. Kurk on August 18, 2023 as part of his appointment as President and Chief Executive Officer. Mr. Kurk’s share options have an exercise price of $9.11 per share and vest 25% on the first anniversary of the date of grant and in equal quarterly installments over the succeeding three years. The RSUs vest 50% on the two-year anniversary of the date of grant and the remaining 50% vest on a quarterly basis over the 24 months following the initial vesting date, in each case, subject to Mr. Kurk’s continued service with the Company.
(2)
Share options for 50,000 shares and RSUs with respect to 30,000 shares were awarded to Ms. Nirwan on May 24, 2023 as part of her appointment as Chief Human Resources Officer. Ms. Nirwan’s share options have an exercise price of $15.36 per share and the share options and RSUs each vest 25% on the first anniversary of the date of grant and in equal quarterly installments over the succeeding three years.
(3)
Share options for 25,000 shares were awarded to Mr. Sheppeck on October 17, 2023 with an exercise price of $5.01 per share. These share options vest 25% on the first anniversary of the date of grant and in equal quarterly installments over the succeeding three years. On May 16, 2023, PSUs with respect to 7,500 shares were awarded to Mr. Sheppeck, vesting based on the achievement of 2023 EPS targets, and PSUs with respect to 7,500 shares were awarded to Mr. Sheppeck, vesting based on the achievement of 2024 EPS targets. The Company did not achieve the 2023 EPS targets, and the 2023 PSU awards were forfeited and cancelled.
(4)
On May 16, 2023, performance-based share options with respect to 30,000 shares were awarded to Mr. Bhatnagar, vesting based on the achievement of 2023 EPS targets, and performance-based share options with respect to 30,000 shares were awarded to Mr. Bhatnagar, vesting based on the achievement of 2024 EPS targets. Mr. Bhatnagar forfeited such performance-based share options upon his termination of employment pursuant to the terms of his separation agreement.
(5)
The PSUs and performance-based share options were deemed to have no value as of the grant date under ASC 718, based on the probable outcome of the applicable performance conditions on the grant date.

Please see the “Outstanding Equity Awards at 2023 Fiscal Year-End” table for information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

Clawback Policy

During 2023, the Company adopted a Dodd-Frank Clawback Policy to comply with SEC and Nasdaq listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the named executive officers, in the event of certain accounting restatements.

2023 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2023 and, to the extent required by the SEC disclosure rules, 2022.

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Share awards ($) (2)	Option awards ($) (3)	Non-equity incentive plan compensation ($) (4)	All other compensation ($) (5)	Total ($)
Morgan Kurk (6)	2023	200,000	208,219	911,000	2,929,809	—	20,000	4,269,028
President and Chief Executive Officer
Archana Nirwan (7)	2023	201,385	93,058	460,800	475,954	—	4,708	1,235,904
Chief Human Resources Officer
Bryan Sheppeck	2023	321,122	—	—	82,543	138,168	13,200	555,033
Senior Vice President, Global Sales	2022	308,827	—	—	407,842	160,040	12,200	888,909
Atul Bhatnagar (8)	2023	307,692	—	—	—	—	214,457	522,149
Former President and Chief Executive Officer	2022	500,000	—	—	1,755,285	—	12,200	2,267,485

(1)
The amounts reported in this column in 2023 for Mr. Kurk and Ms. Nirwan represent the guaranteed payout under the 2023 annual incentive compensation program payable to each of them pursuant to the terms of their respective offer letters, and which were prorated based on the time they served in the role of executive officer during the year. These guaranteed bonuses were paid in March 2024.
(2)
Amounts reported in this column reflect the aggregate grant date fair value of RSUs and PSUs awarded to the named executive officers, computed in accordance with ASC 718 and based on the probable outcome of the applicable performance conditions on the date of grant with respect to the PSU awards. Assuming the highest level of performance was achieved for the PSU awards granted to Mr. Sheppeck in 2023, the maximum value of the 2023 PSUs awarded to Mr. Sheppeck would have been $216,000. See Note 9 to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(3)
Amounts reported in this column reflect the aggregate grant date fair value of share options awarded to the named executive officers in the applicable year, including performance-based share options awarded to Mr. Bhatnagar, each computed in accordance with ASC 718. Assuming the highest level of performance was achieved for the performance-based share options granted to Mr. Bhatnagar in 2023, the maximum value of the performance-based options awarded to Mr. Bhatnagar would have been $533,400. See Note 9 to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(4)
Amounts reported in this column represent non-equity cash incentive compensation, for the year earned even if paid in a subsequent year. Amounts reported for 2023 were paid in March 2024. Amounts for 2023 for Mr. Sheppeck based on achievement of commission-based revenue targets were paid quarterly over the year, with payment of commissions achieved in the fourth quarter paid in February of the following year. No payment was made to Mr. Sheppeck for achievement of EPS targets for 2023 as the minimum targets were not achieved.
(5)
Amounts reported in this column represent 401(k) matching contributions. In addition, the amount reported for Mr. Bhatnagar for 2023 also includes the following amounts paid to Mr. Bhatnagar pursuant to his separation agreement: (i) $192,308 in cash severance; and (ii) $8,949 representing the reimbursement of the cost of continued coverage under the Company’s group medical, hospitalization and dental plans at active employee rates. Amounts reported for Mr. Kurk for 2023 represent payment of attorneys’ fees in connection with the negotiation of his offer letter.
(6)
Mr. Kurk was appointed President and Chief Executive Officer on August 1, 2023.
(7)
Ms. Nirwan was appointed Chief Human Resources Officer on May 23, 2023.
(8)
Mr. Bhatnagar stepped down as our President and Chief Executive Officer on August 1, 2023, but remains a member of our board of directors.

Outstanding Equity Awards at 2023 Fiscal Year-end

The following table sets forth information regarding outstanding share options and restricted share units held by our named executive officers as of December 31, 2023.

			Option Awards				Share Awards
Name	Grant Date		Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of shares that have not vested (#)	Market value of shares or units of shares that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares or units of shares that have not vested (#)	Equity incentive plan awards: Market value of unearned shares or units of shares that have not vested ($) (1)
Morgan Kurk	8/18/2023	(2)	—	500,000	9.11	8/18/2033	—	—	—	—
	8/18/2023	(3)	—	—	—	—	100,000	600,000	—	—
Archana Nirwan	5/24/2023	(4)	—	50,000	15.36	5/24/2033	—	—	—	—
	5/24/2023	(5)	—	—	—	—	30,000	180,000	—	—
Bryan Sheppeck	10/17/2023	(6)	—	25,000	5.01	10/17/2033	—	—	—	—
	5/16/2023	(7)	—	—	—	—	—	—	7,500	45,000
	6/1/2022	(8)	16,500	27,500	14.51	6/1/2032	—	—	—	—
	3/29/2021	(9)	13,750	6,250	42.52	3/29/2031	—	—	—	—
	6/25/2019		65,000	—	12.00	6/25/2029	—	—	—	—
Atul Bhatnagar	9/2/2022	(10)	46,875	103,125	18.32	9/2/2032	—	—	—	—
	9/28/2020	(11)	406,250	93,750	16.71	9/28/2030	—	—	—	—

(1)
The market value of shares or units that have not vested reflects the share price of $6.00, our closing share price on December 29, 2023 (the last trading day in 2023).
(2)
This option will vest 25% on August 18, 2024, and the remaining 75% will vest in 12 equal quarterly installments thereafter, subject to the named executive officer's continued service through each applicable vesting date.
(3)
These RSUs will vest 50% on the two-year anniversary of the date of grant (August 18, 2025) and the remaining 50% will vest on a quarterly basis over the 24 months following the initial vesting date, subject to the named executive officer’s continued service through each applicable vesting date.
(4)
This option will vest 25% on May 24, 2024 and the remaining 75% will vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(5)
These RSUs will vest 25% on May 24, 2024 and the remaining 75% will vest in 12 equal quarterly installments thereafter, subject to the named executive officer's continued service through each applicable vesting date.
(6)
This option will vest 25% on October 17, 2024 and the remaining 75% will vest in 12 equal quarterly installments thereafter, subject to the named executive officer's continued service through each applicable vesting date.
(7)
These PSUs will vest in full following our release of our financial results for the year ending December 31, 2024 if we announce non-GAAP EPS results that meet the target metrics underlying the PSUs.
(8)
This option vested 25% on June 1, 2023 and the remaining 75% vested or will vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(9)
This option vested 25% on March 29, 2022 and the remaining 75% vested or will vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

(10)
This option vested 25% on September 2, 2023 and the remaining 75% vested or will vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date. In accordance with the terms of the award agreement, this option will continue to vest so long as Mr. Bhatnagar remains a member of our board of directors.
(11)
This option vested 25% on September 28, 2021 and the remaining 75% vested or will vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date. In accordance with the terms of the award agreement, this option will continue to vest so long as Mr. Bhatnagar remains a member of our board of directors.

Employment Agreements and Potential Payments upon Termination or Change-in-Control

Existing executive employment arrangements

We are a party to an employment agreement with Mr. Kurk that provides for certain severance and vesting benefits if he is involuntarily terminated, which benefits may vary if the involuntary termination was under certain circumstances in connection with or during the 12-month period following a change in control.

Mr. Kurk’s employment agreement provides for an initial employment term of two years, with such term to be automatically extended for successive one-year periods on each anniversary of his start date, unless either party provides at least 90 days’ advance written notice of non-renewal to the other party.

Pursuant to his employment agreement, Mr. Kurk will be entitled to receive the following compensation and benefits in connection with a qualifying termination of his employment: the initial share options and RSUs awarded to him in 2023 will each fully vest in the event a change in control (as such term is defined in the 2019 Share Incentive Plan) occurs and within two years following such change in control, Mr. Kurk is terminated by us without cause (as defined in the employment agreement) or Mr. Kurk resigns for good reason (as defined in the employment agreement); and (ii) in the event that Mr. Kurk’s employment is terminated by us without cause or Mr. Kurk resigns for good reason prior to the second anniversary of the date of his commencement of employment with us, then the portions of the initial share options and RSUs that were scheduled to vest on or prior to the 12-month anniversary of such termination of employment will vest as of the date of such termination.

In the event that Mr. Kurk’s employment is terminated by us without cause (including due to non-extension of the term of his employment by us) or he resigns for good reason, then, in addition to the equity vesting described above, he will be entitled to any earned but unpaid annual bonus with respect to the fiscal year ending on or before the termination date (the “Prior Year Bonus”) and, subject to his execution and non-revocation of a general release of claims in favor of us and his continued compliance with certain restrictive covenants set forth in his employment agreement, Mr. Kurk will also be entitled to receive (i) twelve (12) months of base salary continuation, (ii) reimbursement of the cost of continued coverage under our group medical, hospitalization, and dental plans at active employee rates for up to twelve (12) months, and (iii) a pro-rated annual bonus for the year in which such termination occurs, based on actual results and to be paid at the same time bonuses for such year are paid to other senior executives of the Company. In the event that Mr. Kurk’s employment is terminated due to death or disability, he will be entitled to receive the Prior Year Bonus.

We are also party to an employment agreement with Ms. Nirwan that provides for certain severance and vesting benefits if she is involuntarily terminated, which benefits may vary if the involuntary termination was under certain circumstances in connection with or during the 12-month period following a change in control.

Ms. Nirwan’s employment agreement provides for severance payments upon a termination without cause or a resignation for good reason (each as defined in the employment agreement), subject to Ms. Nirwan’s execution and non-revocation of a general release of claims in favor of us. In either case, Ms. Nirwan would receive base salary continuation for six months following termination. If Ms. Nirwan’s employment is terminated without cause or for good reason within 12 months before or after the occurrence of a change in control, then Ms. Nirwan would receive base salary continuation and continued participation in our group health plans at our expense for six months following termination and a pro-rata portion of her annual bonus for the fiscal year in which the termination occurs based on actual performance for the year.

As of December 31, 2023, we were not subject to an employment agreement or severance agreement with Mr. Sheppeck that provided for separation benefits, however, our general severance policy applicable to employees in the United States provides for severance of six months of base salary for executive officers upon termination of employment without cause.

Any unvested share options, RSUs, PSUs or restricted shares held by our named executive officers will vest in full upon a change in control in which the awards are not effectively assumed or continued by the surviving or acquiring corporation, provided that if the performance period is completed prior to the change in control, then the award will only vest to the extent the underlying performance goal was achieved. In addition, the PSUs provide for vesting in the event of termination within 24 months following a change in control or termination due to death or disability, provided that (i) if the performance period is completed prior to such termination, then the award will only vest to the extent the underlying performance goal was achieved, and (ii) in the case of death and termination due to disability, the award will be pro-rated for the period served for in-process performance periods and paid only to the extent the underlying performance goals are achieved.

Bhatnagar Separation Agreement

In connection with Mr. Bhatnagar’s separation as an employee of the Company, the Company and Mr. Bhatnagar entered into a separation agreement providing for the following severance payments and benefits, which are consistent with the severance provisions set forth in Mr. Bhatnagar’s employment agreement with the Company: (i) twelve (12) months of base salary continuation; (ii) a pro-rata bonus for 2023 based on actual performance (with respect to which no amount was paid as a result of the Company not achieving the applicable revenue and EPS targets under our 2023 annual incentive program); and (iii) reimbursement of the cost of continued coverage under the Company’s group medical, hospitalization, and dental plans at active employee rates for up to twelve (12) months. In addition, Mr. Bhatnagar forfeited the PSU awards granted to him in May 2023 and his remaining outstanding equity awards will continue to vest in accordance with the terms of the applicable award agreements during his continued service as a non-employee member of the board of directors.

401(k) Plan and Other Retirement Plans

We maintain a tax-qualified 401(k) retirement plan all U.S. employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Internal Revenue Code limits. We match up to 4% of contributions made by our employees, including executives, with the match becoming fully vested after two years of service.

Compensation Risk Assessment

We conducted an assessment of the risks associated with our compensation practices and policies and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,246,256	(1)	$11.98	(2)	2,920,846	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	5,246,256		$11.98		2,920,846

(1)
Consists of ordinary shares underlying options, rights and RSUs granted pursuant to our 2019 Share Incentive Plan (the "2019 Plan").
(2)
The weighted-average exercise price is calculated based solely on outstanding options. It does not take into account our ordinary shares underlying RSUs or PSUs, which have no exercise price.
(3)
Includes 1,748,352 ordinary shares reserved for future issuance under our 2019 Plan and 1,172,494 ordinary shares reserved for future purchase under our 2019 Employee Share Purchase Plan (the "2019 ESPP"). The number of ordinary shares reserved for issuance under our 2019 Plan automatically increases on the first day of each fiscal year, continuing through and including December 31, 2029, by the lesser of (i) 1,320,000 ordinary shares, (ii) 5% of the outstanding ordinary shares as of the first day of such fiscal year, and (iii) an amount determined by our board of directors. Pursuant to this provision, we added 1,320,000 ordinary shares that are available for issuance under the 2019 plan on January 1, 2024, which is not reflected in the table above. The number of ordinary shares reserved for issuance under our 2019 ESPP automatically increases on the first day of each fiscal year, by the lesser of (i) 275,000 ordinary shares, (ii) 1% of the outstanding ordinary shares as of the last day of the immediately preceding fiscal year, and (iii) such other amount as the compensation committee of the board of directors may determine. Pursuant to this provision, we added 275,000 ordinary shares that are available for issuance under the 2019 ESPP on January 1, 2024, which is not reflected in the table above.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Our board of directors and the audit committee are asking our shareholders to ratify the appointment by the audit committee of Grant Thornton LLP (“Grant Thornton”) as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2024. Shareholder ratification of such selection is not required by our Amended and Restated Memorandum and Articles of Association or any other applicable legal requirement. However, our board of directors is submitting the selection of Grant Thornton to our shareholders for ratification as a matter of good corporate governance.

In the event our shareholders fail to ratify the selection, the audit committee will reconsider whether or not to appoint Grant Thornton for the fiscal year ending December 31, 2024. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change should be made.

KPMG LLP (“KPMG”) audited our financial statements from May 2019 until April 2024. We appointed Grant Thornton as our independent public accounting firm in April 2024 to review our quarterly financial statements beginning with the quarter ended March 31, 2024 and to audit our financial statements and our internal control over financial reporting for the year ending December 31,2024. A representative of Grant Thornton is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate shareholder questions.

Change in Independent Registered Public Accounting Firm

As described in the Company's Current Report on Form 8-K dated April 5, 2024 and filed with the SEC on April 11, 2024, we dismissed KPMG LLP as our independent registered accounting firm and engaged Grant Thornton LLP. The decision to change accountants was approved by the audit committee of the board of directors.

KPMG's audit reports on our consolidated financial statement as of and for the two fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through April 5, 2024, there were no disagreements (within the meaning of Item 304(a)(1)(iv)) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreement in their report on the Company's consolidated financial statements for such year. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through April 5, 2024, except that KPMG advised the Company of the following material weaknesses: the Company's control environment was ineffective in identifying changes in risk and designing internal controls that are responsive to risks, resulting in certain process-level controls related to the determination of inventory excess and obsolescence reserve and recoverability of deferred tax assets not being designed effectively.

Neither we nor anyone acting on our behalf consulted with Grant Thornton at any time prior to our retention by us as our independent registered public accounting firm regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures set forth in Item 4.01(a) on the Current Report on Form 8-K and requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with statements made therein. A copy of KPMG's letter dated April 11, 2024 was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on April 11, 2024. We do not expect a representative of KPMG to be present at the Annual Meeting.

Principal Accountant Fees and Services

KPMG served as our principal accounting firm for the years ended December 31, 2023 and 2022.

Aggregate fees for professional services in the years ended December 31, 2023 and 2022 paid to KPMG were as follows:

	Year Ended December 31,
Name	2023	2022
Audit fees	$1,072,943	$953,870
Audit-related fees	—	—
Tax fees	—	10,000
All other fees	11,273	—
Total fees	$1,084,216	$963,870

Audit fees consists of fees for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, statutory audits of our international subsidiaries, issuances of consents and similar matters.

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit fees”.

Tax fees represent the aggregate fees billed for services rendered for tax compliance, tax advice, and tax planning.

All other fees include fees incurred for work performed in connection with assessment of our internal controls in preparation for compliance with requirements under the Sarbanes-Oxley Act.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.

Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Committee of the Board of Directors” and “Report of the Audit Committee.”

Pre-Approval Policy

According to policies adopted by the audit committee and ratified by our board of directors, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. The audit committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors. The audit committee may delegate pre-approval authority to one or more of its members.

The audit committee pre-approved one hundred percent (100%) of all services provided by KPMG during the years ended December 31, 2023 and 2022. The audit committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence. The audit committee has reviewed and pre-approved the fees proposed by Grant Thornton for audit and non-audit services proposed to be provided by Grant Thornton for the year ending December 31, 2024.

Recommendation of Our Board of Directors and Audit Committee

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Report of the Audit Committee

The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

•
reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2023 with management and KPMG;
•
discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•
received the communications from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board; and
•
discussed with KPMG its independence.

In addition, the audit committee has approved the transition from KPMG to Grant Thornton, discussed the audit plan with Grant Thornton, discussed with Grant Thornton its independence, and pre-approved audit fees payable to Grant Thornton.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The audit committee also approved the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Submitted by the audit committee of our board of directors:

Bruce Felt, Chair

Vikram Verma

Kevin Lynch

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of April 10, 2024, referred to in the table below as the “Beneficial Ownership Date”:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
•
each of our directors;
•
each of our named executive officers; and
•
all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 27,892,848 shares outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192.

Name of beneficial owner	Ordinary Shares beneficially owned (1)	Percentage of ordinary shares beneficially owned
5% Shareholders:
Vector Cambium Holdings (Cayman), L.P. and its affiliates (2)	14,325,696	51.4%

Directors and Named Executive Officers:
Alexander R. Slusky (2)(3)	14,524,395	52.0%
Robert Amen (2)(4)	14,371,055	51.5%
Bruce Felt (5)	81,588	*
Vikram Verma (6)	75,608	*
Kevin Lynch(7)	76,319	*
Atul Bhatnagar(8)	1,195,486	4.2%
Morgan Kurk	—	*
Archana Nirwan (9)	24,874	*
Bryan Sheppeck (10)	158,469	*
All executive officers and directors as a group (15 persons) (11)	16,732,159	57.3%
* Represents beneficial ownership of less than 1%
(1)
Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)
Consists of 12,720,696 shares held by Vector Cambium Holdings (Cayman), L.P., 1,482,000 shares held by Vector Capital IV, L.P., 105,000 shares held by Vector Capital Partners IV, L.P. and 18,000 shares held by Vector Entrepreneur Fund III, L.P. Vector Capital Partners IV, L.P. is the general partner of Vector Cambium Holdings (Cayman), L.P. and Vector Capital IV, L.P., and Vector Capital, Ltd., and Vector Capital, L.L.C. are the general partners of Vector Capital Partners IV, L.P. Vector Capital Partners III, L.P. is the general partner of Vector Entrepreneur Fund III, L.P. The board of directors of Vector Capital, Ltd. consists of Messrs. David Baylor, David Fishman, Robert Amen, Andy Fishman, Stephen Goodman and James Murray, each of whom disclaims beneficial ownership of such shares in excess of his respective pecuniary interest in such shares. The address of each of the entities identified in this note is c/o Vector Capital, One Market Street, Steuart Tower, 23rd Floor, San Francisco, California 94105.

(3)
Includes (i) 14,325,696 shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates, (ii) 50,432 shares held by Mr. Slusky's grantor trust, (iii) 87,772 shares held by a limited partnership owned by a trust controlled by Mr. Slusky, and (iv) 30,495 shares held by a limited partnership over which Mr. Slusky exercises investment discretion. Mr. Slusky is the Chief Investment Officer of Vector Capital and as a result may be deemed to have beneficial ownership over shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates. Mr. Slusky disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 30,000 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(4)
Includes (i) 14,325,696 shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates and (ii) 15,359 shares directly held by Mr. Amen. Mr. Amen is a Managing Director of Vector Capital and as a result may be deemed to have beneficial ownership over shares held of record by Vector Cambium Holdings (Cayman), L.P. or it affiliates. Mr. Amen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 30,000 ordinary shares issuable upon exercise of options as of Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(5)
Consists of ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(6)
Includes 71,608 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(7)
Includes 56,250 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(8)
Includes 503,125 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(9)
Includes 20,000 ordinary shares issuable upon exercise of options and the vesting of RSUs as of the Beneficial Ownership Date or that will become exercisable or vested within 60 days of such date.
(10)
Includes 102,000 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(11)
Consists of (i) 2,406,463 ordinary shares held by our directors and executive officers, including 1,324,446 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date and 7,924 RSUs that will become vested as of the Beneficial Ownership Date or within 60 days of such date, and (ii) 14,325,696 shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates for which Messrs. Slusky and Amen may be deemed to have beneficial ownership.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on our website at www.cambiumnetworks.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 25, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We will make available, on or about April 25, 2024, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, at https://www.proxypush.com/CMBM. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on the “Investors” page of our website at www.cambiumnetworks.com.

We will also provide, free of charge, to any shareholder of record or beneficial owner of our ordinary shares as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC. Requests for such copies should be addressed to our General Counsel at the address below:

Cambium Networks, Inc.

2000 Center Drive, Suite East A401

Hoffman Estates, Illinois 60192

Attention: General Counsel

Telephone: (888) 863-5250

Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

Cambium Networks Scan QR for digital voting Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC The undersigned hereby appoints Sally J. Rau, Jacob Sayer and Morgan Kurk ("Named Proxies") and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all of the ordinary shares of Cambium Networks Corporation that the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Cambium Networks Corporation Annual General Meeting of Shareholders For Shareholders of record as of April 10, 2024 Thursday, June 6, 2024 10:00 AM, Pacific Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/CMBM for more details. P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/CMBM • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-475-8896 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CMBM YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Pacific Time, June 6, 2024. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Your control number

Cambium Networks Cambium Networks Corporation Annual General Meeting of Shareholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. The election of two Class II directors and one Class I director; FOR WITHHOLD 1.01 Robert Amen (Class II) #P2# #P2# FOR 1.02 Vikram Verma (Class II) #P3# #P3# FOR 1.03 Morgan Kurk (Class I) #P4# #P4# FOR FOR AGAINST ABSTAIN 2. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and #P5# #P5# #P5# FOR 3. The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof. Proposal_Page - VIFL You must register to attend the meeting online and/or participate at www.proxydocs.com/CMBM Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2